THIS RESTATED PROMISSORY NOTE REPLACES AND SUPERCEDES A
PRIOR PROMISSORY NOTE, DATED APRIL15, 2008 AND SHALL NOT BE
CONSTRUED AS A NOVATION OR REPAYMENT AND REISSUE OF NEW
INDEBTEDNESS FOR ANY EXISTING INDEBTEDNESS

RESTATED PROMISSORY NOTE

$506,670.99	Sicklerville, N.J.
APRIL 15, 2008

FOR VALUE RECEIVED, Destination Software, Inc., a New Jersey Corporation, with a principal business address of 700 Liberty Place, Sicklerville, New Jersey 08081 (the “Maker”) promises to pay to Susan J. Kain, having a principal address of 4 Oak Ridge Lane, Sewell, New Jersey 08080 (the “Payee”), together with interest on the unpaid principal balance, both before and after maturity, at the rate of Four Per-Cent (4.0%) per annum (the “Rate”) until the Note shall have been paid in full, as hereinafter provided. Interest shall be on the arrears or on the unpaid balance hereof at the rate aforesaid, calculated based upon a year consisting of 360 days, but for the actual number of days elapsed.

ON October 31, 2008, the Maker shall make principal payment in the sum of Five Hundred and Six Thousand, Six Hundred and Seventy Dollars and Ninety-Nine cents ($506,670.99) to the Payee and shall further pay to the Payee all accrued and unpaid interest, which shall become due and payable without notice or demand, less any amounts of pre-payments. For purposes hereof, the term “Maturity Date” shall mean October 31, 2008. As of August 29, 2008, $363,423.93 remains outstanding.

ALL PAYMENTS shall be applied to expenses as provided herein, interest and principal in such order as the Payee shall, in her discretion determine. Said sums shall further be payable together with all reasonable costs and expenses relating to the collection of this Note and together with all reasonable costs and expenses associated with any litigation or controversy arising from or in connection with this Note including reasonable attorney’s fees. Said obligation to pay the reasonable attorney’s fees of the Payee as aforesaid shall exist if proceedings are initiated or any court appearance required on behalf of the Payee.

THE MAKER hereby waives presentment, demand, protest, notice of protest or other notice of dishonor, whether formal or informal. The Note may be prepaid in whole or in part at any time without penalty.

IF ANY PAYMENT specified herein shall remain unpaid for a period in excess of thirty (30) days after written notice from the Payee to the Maker, this Note shall, in the sole option of the Payee, become due and payable in full without presentment, demand, protest or notice of any kind, all of which are hereby expressly waiver by the Maker and acknowledge by the execution of this Note.

THE MAKER AND PAYEEE HEREBY EXPRESSLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY CITATION, DEFENSE, COUNTERCLAIM, CROSSCLAIM AND/OR ANY OTHER FORM OF PROCEEDING BROUGHT IN CONNECTION WITH THE ENFORCEMENT OR COLLECTION OF THIS NOTE.

THIS NOTE SHALL BE DEEMED TO HAVE BEEN MADE, EXECUTED AND DELIVED IN THE STATE OF NEW JERSEY AND SHALL BE CONSTRUED AND ENFORCED UNDER AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY.

DESTINATION SOFTWARE, INC., A New Jersey Corporation

By:	/s/ Steve Newton
Steve Newton
Executive Vice-President